Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No.  5 to Registration Statement on Form S-1 (No. 333-166286) of our reports dated March 16, 2010, relating to the consolidated financial statements of Republic First Bancorp, Inc., and the effectiveness of Republic First Bancorp, Inc.'s internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ ParenteBeard LLC

Malvern, Pennsylvania
June 18, 2010